Exhibit 99.1

United Development Funding IV Announces Distribution

GRAPEVINE, Texas, December 19, 2019 (GLOBE NEWSWIRE) – United Development Funding IV ("UDF IV") (OTC PINK: UDFI) announced today that its board of trustees has authorized a distribution of $0.065 per common share of beneficial interest payable on December 31, 2019 to shareholders of record as of the close of business on December 30, 2019.

About United Development Funding IV

United Development Funding IV is a public Maryland real estate investment trust. UDF IV was formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.udfiv.com. UDF IV may disseminate important information regarding its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Investor Contact:	Media Contact:
Investor Relations	mediarelations@udfiv.com
1-800-859-9338	817-835-0650
investorrelations@udfiv.com